Exhibit 5.1

12531 HIGH BLUFF DRIVE	MORRISON & FOERSTER LLP
SUITE 200 SAN DIEGO, CA 92130-2040 TELEPHONE: 858.720.5100 FACSIMILE: 858.720.5125	AUSTIN, BERLIN, BOSTON, BRUSSELS, DENVER, HONG KONG, LONDON, LOS ANGELES, MIAMI, NEW YORK, PALO ALTO, SAN DIEGO, SAN FRANCISCO, SHANGHAI, SINGAPORE, TOKYO, WASHINGTON, D.C.
WWW.MOFO.COM

January 7, 2026

Board of Directors

Crinetics Pharmaceuticals, Inc.

6055 Lusk Boulevard

San Diego, CA 92121

Re: Crinetics Pharmaceuticals, Inc. — Public Offering of up to 8,763,000 Shares of Common Stock

Ladies and Gentlemen:

We have acted as counsel to Crinetics Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale by the Company of up to 8,763,000 shares of its common stock, $0.001 par value per share (the “Shares”), pursuant to (i) the terms of the Underwriting Agreement, dated January 6, 2026 (the “Underwriting Agreement”), among the Company, Leerink Partners LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named on Schedule 1 thereto, and (ii) the Registration Statement on Form S-3 (Registration No. 333-280407) (the “Registration Statement”), the related Prospectus dated June 21, 2024 (the “Base Prospectus”) and the related Prospectus Supplement dated January 6, 2026 (together with the Base Prospectus, the “Prospectus”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the Shares.

As counsel for the Company, we have examined the Registration Statement, the Prospectus, the Underwriting Agreement, the Company’s Amended and Restated Certificate of Incorporation, the Company’s Amended and Restated Bylaws and originals or copies, certified or otherwise identified to our satisfaction, of such agreements, instruments, documents, certificates and records as we have deemed relevant and necessary for the basis of our opinions hereinafter expressed, and we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the agreements, instruments, documents, certificates and records that we have reviewed; and (iv) the legal capacity of all natural persons. As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established or verified the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Board of Directors

Crinetics Pharmaceuticals, Inc.

January 7, 2026

Page Two

Based upon, subject to and limited by the foregoing, it is our opinion that, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, the Prospectus, the Underwriting Agreement and the resolutions of the Board of Directors of the Company and the Transaction Committee thereof, the Shares will be validly issued, fully paid and nonassessable.

This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations. As used herein, the term “Delaware General Corporation Law, as amended” includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

This opinion is furnished to you in connection with the filing by the Company of a Current Report on Form 8-K relating to the offer and sale of the Shares, which Form 8-K will be incorporated by reference into the Registration Statement and Prospectus, and may not be relied upon for any other purpose without our express written consent. No opinion may be implied or inferred beyond the opinion expressly stated. This opinion is given as of the date hereof, and we assume no obligation to advise you of any changes in applicable law or any facts or circumstances that come to our attention after the date hereof that may affect the opinion contained herein.

We hereby consent to the filing of this opinion letter as an exhibit to the above-described Current Report on Form 8-K and to reference to us under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Sincerely,
/s/ Morrison & Foerster LLP
Morrison & Foerster LLP